                                                                   EXHIBIT 10.26

                                February 28, 2003

VIA Fax: (801) 489 0360

Christopher's Original Formulas, Inc.
Robert (Butch) Scott, President
1195 Spring Creek Place
Springville, UT 84663

Dear Mr. Scott:

         This letter sets forth certain terms required by Vital Living, Inc. ("Lender" or "VL") as an inducement for Lender to lend Christopher's Original Formulas, Inc., a Nevada corporation (referred to herein as the "Borrower" or "Christopher's") $40,000 (the "Advance"). In addition, this letter constitutes VL's non-binding intent to effectuate an acquisition (the "Acquisition") of Christopher's by VL. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Secured Promissory Note, Pledge Agreement, Guaranties and related Security Agreement (collectively, the "Financing Documents") being concurrently entered into.

    1. Lender's obligation to make the Advance is subject to the following conditions:

         (a) Lender shall be repaid no later than the Maturity Date, which date shall be thirty days after notice is hereby given by either party that the Acquisition will not be effected.

         (b) Lender shall be entitled to a security interest in all of the assets of Borrower and Borrower shall execute a Security Agreement, Secured Promissory Note, UCC-1 and cause Robert Scott and James P. Jeppson, the principal shareholders of Christopher's, to execute a Pledge Agreement and the Guaranties, all substantially in the forms attached hereto as Exhibits 1, 2, 3 and 4 (the foregoing, together with this letter, being referred to as the "Financing Documents"), shall each, as accommodation parties, enter into and delivery the Guaranties substantially in the form attached hereto as Exhibit 5.

         (c) Lender's verification of Schedule 1 hereto, which schedule represents a list of those vendors who will be directly paid the proceeds of the Advance.

         (d) Delivery of all original share certificates validly issued and authorized in Christopher's Original Formulas, Inc. owned by Robert (Butch) Scott, Sherrie Scott, Marlene Jeppson and James Jeppson, which shares equal in total no less than 70% of the issued and outstanding shares of "Christopher's", to Lender's counsel, Kelly Lytton & Vann LLP, attention: Bruce P. Vann, Esq., 1900 Avenue of the Stars, Suite 1450, Los Angeles, CA 90067.

2. As set forth in 1(c) above, VL shall disburse such funds directly to the vendors. The foregoing shall not establish, as between VL and Christopher's any form of partnership or fiduciary relationship, and an appropriate notice regarding the same shall be sent to each such vendor.

3. The Acquisition will be effectuated pursuant to the terms of a definitive agreement containing appropriate representations and warranties from VL and Christopher's as to the status of certain matters. The definitive agreement, to the extent applicable, and any ancillary documents and any employment arrangements (all collectively the "Definitive Agreements") will provide as follows:

         a. Price. The purchase price (the "Purchase Price") shall be in the form of common stock of VL. Upon consummation of the Acquisition (the "Closing"), VL shall issue 2,600,000 shares of common stock to Christopher's. Christopher's will have the right to receive up to an additional 325,000 shares of VL Common Stock if at the end of the 12 month period following the Closing, certain to be defined sales and revenue targets are met, and an additional 325,000 shares of VL Common Stock if at the end of the next 24 month period following the Closing, other defined sales and revenue targets are met. The aggregate 650,000 shares are referred to as the "Bonus Shares". The sales and revenue targets or as follows.

First 12 months:     Gross Sales: $5.6 million     EBITDA: $1.6
Second 12 months:    Gross Sales: $7.3 million     EBITDA: $2.4

For the avoidance of doubt each target must be reached in order to receive a full release of the Bonus Shares. In the event that the above targets are not reached, but the following targets the following targets are reached, each traunche of Bonus Shares, will be reduced by 50% (i.e., to 162,500 sharers.)

First 12 months:     Gross Sales: $4.2 million     EBITDA: $1.2
Second 12 months:    Gross Sales: $5.5 million     EBITDA: $2.0

In the event that no Bonus Shares are awarded in the first twelve month, 325,000 (or 162,500 shares, as the case may be) may be awarded if the third twelve month period after the Acquisition results for such year exceed the second 12 month Gross Sales targets of $7.3 million Gross Revenue and $2.4 million of EBITDA (or $5.5 million Gross Revenue and $2.0 million of EBITDA).

         b. Escrow. A portion of the shares constituting the Purchase Price shall be deposited into an escrow account to secure the accuracy of the representations and warranties (and corresponding indemnification obligations) of Christopher's contained in the Definitive

Agreements.

         c. Funding. The Definitive Agreements will provide that VL will provide financing to Christopher's in an amount necessary to implement the agreed upon business plan, currently in an amount no less than $600,000 over the next 9 months. In the event that the Acquisition is consummated, the $40,000 advance will be counted towards the $600,000, and Loan Agreements shall be cancelled.

         d. Structure. VL contemplates that the Acquisition will be structured as a merger of Christopher's into a wholly owned subsidiary of VL. The transaction shall be accounted for as a purchase.

         e.       Financial Condition; Due Diligence.

                  (i) Set forth as Schedule 2 hereto is the most current financial statement of Christopher's. The Definitive Agreements will provide that there has been no material change in the financial condition represented on such schedule.

                  (ii) The Definitive Agreement will contain a requirement that the IRS confirm that upon the payment of approximately $162,500 in Christopher's back taxes, the IRS will waive all interest and penalties which could be asserted against Christopher's.

                  (iii) Christopher's will permit VL, and VL's authorized representatives (or other third party financiers) to conduct a complete due diligence, accounting and legal review, which may commence as soon as this letter has been executed by Christopher's. Christopher's will afford VL and its advisors reasonable access during business hours to the offices, properties, other facilities, books and records relating to the business of Christopher's and to those officers, employees, agents, accountants, counsel and representatives of Christopher's who have knowledge relating to its business. VL commits to devoting the resources necessary to compress its due diligence process into as short a time as possible to minimize the disruptions to Christopher's business. Likewise Christopher's will have the freedom to perform such due diligence as VL listed in this paragraph. Both parties hereby agree to use its reasonable best efforts to negotiate and enter into Definitive Agreements containing representations, warranties, covenants, conditions and indemnities customary for transactions of this type.

         f. Closing; Conditions to Closing. The parties shall use their reasonable best efforts to consummate the Acquisition on or before April 5th, 2003. The Closing shall be conditioned upon the two principal executives, Robert Scott (who will serve as the CEO) and Jim Jeppson (who will serve as VP/Secretary/Treasurer) of Christopher's entering into three-year employment agreements with the surviving subsidiary on terms to be negotiated in good faith. The terms of such agreements will be substantially similar to the agreements between the Company and Stuart Benson and Bill Coppel, including provisions regarding termination, provided, however, that the salaries shall be $100,000 per annum for each, and a car allowance of $500 per month for each.

         g. Termination Fee. The Definitive Agreements shall provide that in the event that Christopher's does not consummate the Acquisition through no fault of VL, Christopher's shall pay to VL a breakup fee of $250,000. In the event that VL does not consummate the Acquisition through no fault of Christopher's, VL shall pay to Christopher's a breakup fee of $100,000.

4. Both parties undertake, by sending and receiving this letter, to keep their negotiations confidential, except as may be required by law, until such time as it is agreed that it is appropriate to make a public announcement of the transaction (which shall be on terms to be agreed between the parties) and not to divulge the existence of this letter or any associated negotiations to any third party (other than its professional advisors). VL shall hold any nonpublic information with respect to Christopher's or its shareholder acquired in connection with the activities contemplated herein, whether written or oral, in confidence until such information otherwise becomes publicly available. VL will use such information only for purposes reasonably related to the transactions contemplated hereby. In the event that the Definitive Agreements are not executed, VL shall use all reasonable efforts to return to Christopher's all documents (and reproductions thereof) received from Christopher's or its shareholder that include any such confidential information.

5. Any disputes arising from the terms of this letter shall be governed by, and resolved in accordance with, the laws of the State of California without regard to the conflict of law principles thereof.

6. Except for the commitments and undertakings of the parties in paragraphs 1 and 2 , as well as paragraph 4, this letter constitutes only a preliminary non-binding statement of intentions of VL and Christopher's relating to the negotiation of the terms of the Acquisition, does not contain all matters upon which agreement must be reached for the Acquisition to be consummated and creates no legal obligations with respect to the acquisition on the part of VL or Christopher's.

7. If the Definitive Agreements, and any related agreements, have not been entered into by the parties by March 17th, 2003 (the "Termination Date") the provisions of this agreement shall terminate and become null, void and have no further force or effect. In the event that the Definitive Agreements are not executed, both companies shall return all documents (and reproductions thereof) to their rightful owners and/or their shareholders that include any such confidential information. Nothing herein shall effect the rights of VL to the repayment of the Advance in accordance with the terms of the Financing Documents.

         VL's decision whether to proceed with the Acquisition will be subject to the results of VL's due diligence and the review and approval of the transaction by VL's Board of Directors. Subject to such due diligence, all parties agree to use their best efforts to arrive at and execute Definitive Agreements and to consummate the transactions as herein provided. Except as otherwise set forth herein, all expenses incurred by any party pursuant to this letter, shall be borne exclusively by the party incurring same.

         If you agree with the foregoing, please execute this letter and return it to VL by no later than 5:00 p.m. PST on February 28, 2003

                                      Sincerely,

                                      VITAL LIVING, INC.

                                      By:____________________________
                                      Its: Executive Vice President

Accepted and Agreed:
CHRISTOPHER'S ORIGINAL FORMULA'S, INC.

By:________________________________
    Robert (Butch) Scott, President

                                    EXHIBIT 1
                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of February 28, 2003 made by Christopher's Original Formulas, Inc., a Nevada corporation ("Debtor"), in favor of Vital Living, Inc. ("VL" or the "Secured Party").

                              W I T N E S S E T H:

                  WHEREAS VL and Debtor are parties to that certain letter agreement, dated as of the date hereof (the "Letter Agreement"), with respect to the funding by VL of $40,000 (the"Advance") in connection with the proposed acquisition of VL of Debtor..

                  WHEREAS, Lender is willing to make the Advance but only upon the condition, among others, that Debtor shall have executed and delivered to Lender, for its benefit, the Letter Agreement, the Secured Promissory Note, Pledge Agreement, UCC-1 and this Security Agreement, all as provided for in the Letter Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Affiliated Person" shall mean any Person which directly or indirectly controls, is controlled by or is under common control with Debtor. For the purposes of this definition, "control" (including with corresponding meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

         "Event of Default" shall have the meaning set forth in Section 7 of this Security Agreement.

         "General Intangibles" shall have the meaning set forth in Section 2(a)(xiv) of this Security Agreement.

         "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

         "Permitted Liens" shall mean (i) the rights of Lender under this Security Agreement, (ii) the rights of any completion guarantor under the security agreement to be entered into between such completion guarantor and Debtor and (ii) to come.

         "Person" shall mean any entity, corporation, company, association, partnership, joint venture, joint stock company, unincorporated organization, trust, individual (including personal and authorized representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         "Proceeds" shall mean "proceeds," as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor (or any affiliate or agent) from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of Debtor against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Obligations" shall mean all of Debtor's obligations hereunder, including without limitation to pay (i) all of the unpaid principal amount of, and accrued interest on, the Note, and (ii) all other fees owing by Debtor, whether created under, arising out of or in connection with the Note, the Letter Agreement or this Security Agreement. For the avoidance of doubt, the term "Secure Obligation" shall exclude any contingent payments such as producers' fees and profit participations owing pursuant to the terms of the Letter Agreement, but shall include interest and reasonable attorneys' fees with respect to the Advance.

         "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect of the date such reference becomes operative.

         "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce Lender to enter into the Note and to make the Advances (as that term is defined in the Note Agreement) in accordance with the terms thereof, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, for its benefit, and hereby grants to Lender, for its benefit, a security interest in, all of Debtor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

                  (a) all of Debtor's right, title, and interest in and to all formula, trademarks, inventories, products, whether now existing or hereinafter created or acquired, (collectively, the Products.

                           (i) any and all Proceeds, sums, money, products,
profits, or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale, or other uses or dispositions of the Products or any part of the Products, including, without limitation, all proceeds, profits, products, and increases, whether in money or otherwise, from the sale, rental, or licensing of the Products and/or any of the elements of the Products, including collateral, allied, subsidiary, and merchandising rights;

                           (ii) the title of the Products and all rights of
Debtor to the use thereof, including, without limitation, rights protected pursuant to any trademark, service mark, or unfair competition law, and/or the rules and principles of law related to any other applicable statute, common law decision, or other rule or principle of law;

                           (iii) all contract rights and general intangibles
which grant to any person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, lease, sublease, market, license, sublicense, or otherwise exploit the Products or any rights in the Products;

                           (iv) with respect to the Products, all accounts
and/or other rights to payment which Debtor presently owns or which may arise in favor of Debtor in the future, including, without limitation, any insurance proceeds, and all accounts and/or rights to payment arising from exploitation of any and all of the collateral, allied, subsidiary, merchandising, and other rights in connection with the Products;

                           (v) any and all "general intangibles" (as that term
is defined in the Uniform Commercial Code) in connection with the Products not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of Debtor in connection with the Products

                           (vi) any and all goods including inventory (as that
term is defined in the Uniform Commercial Code) which may arise in connection with the creation, production, or delivery of the Products and which goods, pursuant to any production or distribution agreement or otherwise, are owned by Debtor; and

                  (b) The following personal property, whether now owned or hereafter acquired, and the proceeds thereof to the extent necessary to exploit the rights granted under any distribution agreement: (i) all of Debtor's rights in and to the title of the Products and the exclusive use thereof including, without limitation, any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (ii) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Products, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights, and the right (but not the obligation) to register claim under trademark or patent and to renew and extend such trademarks or patents and the right, but not the obligation, to sue in the name(s) of Debtor or the Secured Party or both for past, present or future infringement of trademark or patent; and

                  3. Representations and Warranties. Debtor hereby represents and warrants that:

                  (a) Except for the security interest granted to Lender pursuant to this Security Agreement and other Permitted Liens, Debtor will be, upon the payment to Lender indicated in the Letter Agreement and related Note, the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder (i.e., Debtor's Option in the screenplay), having good and marketable title thereto, free and clear of any and all Liens.

                  (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Debtor in favor of Lender, pursuant to this Security Agreement or such as relate to other Permitted Liens.

                  (c) Appropriate financing statements having been filed or to be filed in all jurisdictions in which the Collateral is located, this Security Agreement is effective to create a valid and continuing first priority lien on and first priority perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of Lender, prior to all other Liens except Permitted Liens, and is enforceable as such as against creditors of and purchasers from Debtor (other than purchasers of Inventory in the ordinary course of business). To Debtor's best knowledge, all action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been or will be duly taken.

                  (d) Debtor's principal place of business and the place where its records concerning the Collateral are kept is located at the address of Debtor set forth above hereto, and Debtor will not change such principal place of business or remove such records unless it has taken such action as is necessary to cause the security interest of Lender in the Collateral to continue to be perfected. Debtor will not change its principal place of business or the place where its records concerning the Collateral is kept without giving thirty (30) days' prior written notice thereof to Lender.

         4. Covenants. Debtor covenants and agrees with Lender that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

                  (a) Financing Statements and Further Documentation. Debtor will join with Lender in the execution and filing of such financing statement or statements in the form and content reasonably required by Lender. At any time and from time to time, upon the written request of Lender, Debtor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to Lender, of any License or Contract entered into by Debtor or in which Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to Lender's possession (if a security interest in such Collateral can be perfected by possession), placing the interest of Lender as lienholder on the certificate of title of any vehicle and using its reasonable efforts to obtain waivers of liens from landlords and mortgagees. Debtor also hereby authorizes Lender to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law.

                  (b) Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.

                  (c) Indemnification. In any suit, proceeding or action brought by Lender relating to the Collateral, Debtor will save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a material breach by Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Debtor, and all such obligations of Debtor shall be and remain enforceable against and only against Debtor and shall not be enforceable against Lender.

                  (d) Compliance with Laws, etc. Debtor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of Debtor's business; provided, however, that Debtor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of Lender, adversely affect Lender's rights hereunder or adversely affect the first priority of its security interest in the Collateral.

                  (e) Payment of Obligations. Debtor will pay promptly when due all Charges imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, material and supplies) except as otherwise provided in the Note.

                  (f) Compliance with Terms of Accounts, etc. In all material respects, Debtor will perform and comply with all obligations in respect of Accounts Receivable, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound.

                  (g) Limitation on Liens on Collateral. Debtor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Lender in and to any of Debtor's rights under the Chattel Paper, Contracts, Documents, Intangible Assets and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

                  (h) Limitations on Disposition. Debtor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except in the ordinary course of business.

                  (i) Continuous Perfection. Debtor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Debtor shall have given Lender at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) reasonably necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

         5. Lender's Appointment as Attorney-in-Fact; Release of Lien; Non-Disturbance.

                  (a) Debtor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Debtor:

                           (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                           (ii) to pay or discharge taxes, liens, security
                  interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                           (iii) (A) to direct any party liable for any payment
                  under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Lender or as Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark pertaining to the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Debtor's expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender's Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Debtor might do.

                  (b) Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to Lender pursuant to this
         Section 5. Debtor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

                  (c) The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (d) Debtor also authorizes Lender, at any time and from time to time upon the occurrence and during the continuation of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Debtor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (e) Notwithstanding the foregoing, upon repayment of the Advance and any other amounts outstanding under the Note and Letter Agreement, Lender will immediately file appropriate UCC Termination Statements. The failure of Lender to do so shall be a material breach and shall entitle Debtor to liquidated damages of $50,000.

         6. Performance by Lender of Debtor's Obligation. If Debtor fails to perform or comply with any of its agreements contained herein within the allotted cure period and Lender, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Debtor to Lender on demand and shall constitute Secured Obligations secured hereby.

         7. Events of Default. The following conditions or events shall constitute an Event of Default:

                  (a) A default in the payment of principal or interest under the Note;

                  (b) Any representation or warranty which materially adversely affects the rights of Lender in connection with this Agreement, the Letter Agreement of the Note shall be false in any material respect on the date as of which made not otherwise cured within ten (10) business days; or

                  (c) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Debtor in an involuntary case under any applicable bankruptcy, insolvency or any other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law and such order is not dismissed or discharged within thirty (30) days; or

                           (ii) An involuntary case shall be commenced against Debtor under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of any court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Debtor or over all or over a substantial part of its property, shall have been entered; or there shall have been an involuntary appointment of an interim receiver, trustee or other custodian of Debtor for all or a substantial part of its property; or there shall have been issued a warrant of attachment, execution or similar process against any substantial part of the property of Debtor and any such event in this clause (ii) shall have continued for thirty (30) days unless dismissed, bonded or discharged; or

                  (d) Debtor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver or other custodian for all or a substantial part of its property; or Debtor shall make any assignment for the benefit of creditors; or Debtor shall fail or be unable or shall admit in writing its inability to pay its debts as such debts become due; or the Managing Directors of Debtor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing; or

                  (e) Debtor shall be dissolved or shall file a petition for dissolution, unless Debtor's successor executes and delivers to Lender a security agreement substantially similar in all respects to this Agreement.

         8.       Remedies, Rights Upon an Event of Default.

                  (a) If any Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Debtor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Debtor hereby releases. Debtor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Debtor's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, Debtor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need Lender account for the surplus, if any, to Debtor. To the maximum extent permitted by applicable law, Debtor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or wilful misconduct of Lender. Debtor agrees that Lender need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Debtor at its address referred to in Section 11 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender, for its benefit, is entitled, Debtor also being liable for the fees of any attorneys employed by Lender to collect such deficiency.

                  (b) Debtor also agrees to pay all reasonable costs of Lender, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                  (c) Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

                           first, to Lender in an amount sufficient to pay in
                  full the reasonable expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including, without limitation, reasonable attorney's fees; and
                           second, to Lender in an amount equal to the then
                  unpaid principal of and accrued interest on the Note.

                           third, to Debtor, all remaining amounts.

                  9. Limitation on Lender's Duty in Respect of Collateral. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Debtor, Lender shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

                  10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to Lender, at

                                    Vital Living, Inc.
                                    5080  N. 40th Street, Suite 105
                                    Phoenix, Arizona 85018

                           With a copy to:

                                    Kelly Lytton  & Vann LLP

                                    1900 Avenue of the Stars
                                    Suite 1450
                                    Los Angeles, California 90067
                                    Attn: Bruce P. Vann, Esq.

                  (b)      If to Debtor, at

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the telecopy transmission, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. No Waiver; Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Debtor.

                  14. Successor and Assigns. This Security Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, and all future holders of instruments or agreements evidencing the Secured Obligations and their respective successors and assigns. No sales of participation, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Lender hereunder.

                  15. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. AGENT, EACH OF LENDER AND DEBTOR AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. SERVICE OF PROCESS ON DEBTOR, AGENT OR ANY LENDER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 11 HEREOF. DEBTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS DEBTOR'S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF CALIFORNIA. DEBTOR AGREES NOTHING HEREIN SHALL PRECLUDE AGENT, ANY LENDER OR DEBTOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

                  16. Conflict of Terms. Except as otherwise explicitly provided in this Security Agreement, a conflict or inconsistency, if any, between the terms and provisions of this Security Agreement and the terms and provisions of the Note shall be controlled by the terms and provisions of the Note to the extent of such conflict or inconsistency.

                  17. Further Indemnification. Debtor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

                  18. Subsequent Modification or Termination of Security Interest. Upon the amendment or termination of Lender's security interest granted hereunder (as contemplated by Paragraph 1(e) of the Letter Agreement), Lender agrees to execute either an amendment or termination statements to acknowledge such amendment or termination. Debtor shall be granted the power of attorney to execute the foregoing amendments, termination statements or releases in the event Lender fails to do so within ten (10) days of being requested to do so.

                  19. ARBITRATION AND JURISDICTION. This Agreement shall be interpreted in accordance with the laws of the State of Arizona, applicable to agreements executed and to be wholly performed therein. any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of[ ] , as said rules may amended from time to time with rights of discovery if requested by the arbitrator. Such rules and procedures are incorporated and made a part of this Agreement by reference. If [ ] shall refuse to accept jurisdiction of such dispute, then the parties agree to arbitrate such matter before and in accordance with the rules of the American Arbitration Association under its jurisdiction in Los Angeles before a single arbitrator familiar with entertainment law. The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings. The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorney's fees and expenses. The arbitration will be held in Phoenix, Arizona and any award shall be final, binding and non-appealable. The parties agree to accept service of process in accordance with [ ].

                  20. MUTUAL WAIVER OF JURY TRIAL. TO THE EXTENT SECTION 19 IS INAPPLICABLE BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS SECURITY AGREEMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE OTHER AGREEMENTS.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                                     Christopher's Original Formulas, Inc.

                                     By:

                                     Name:

                                     Its:

                                     ____________________________________
                                     Accepted and acknowledged by:

_________________________
Vital Living, Inc.

                                    Exhibit 2
                             SECURED PROMISSORY NOTE

$40,000                                                  As of February 28, 2003

         FOR VALUE RECEIVED, each of the undersigned, (the "Borrower") hereby promises to pay to the order of Vital Living, Inc., a Nevada corporation ("Lender"), or holder, at 5080 N. 40th Street, Suite 105, Phoenix Arizona 85018 or at such other address as the holder may specify in writing, the principal sum of Forty Thousand Dollars ($40,000), plus interest, in lawful money of the United States of America, or such amount thereof as has been advanced hereunder, in the manner and upon the terms and conditions set forth below (collectively, the "Indebtedness"). This Secured Promissory Note ("Note") relates to that certain letter agreement (the "Letter Agreement") and related Security Agreement (the "Security Agreement"), Pledge Agreement (the "Pledge Agreement") and Guaranty, , dated as of the date hereof, between and among, as the case may be, Borrower, the shareholders of Borrower, and Lender.

         Any capitalized term herein, unless otherwise defined herein, shall have the meaning set forth in the Security Agreement.

         1.       Rate and Payment of Interest.

                  The principal balance of this Note shall bear interest at the rate of 10%. The Indebtedness shall be payable no later than 30 days after notice of a termination of the Acquisition (as such term is defined in the Letter Agreement) (the "Maturity Date").

         2.       Prepayment.

                  The undersigned may prepay the principal of this Note, without penalty, in whole or in part at any time and from time to time, upon at least two (2) business days' prior written notice to the Lender and (b) all prepayments of the principal of this Note shall be accompanied by the payment of all accrued but unpaid interest on this Note through the date of prepayment. Any prepayment under this Section of less than all of the outstanding principal of this Note shall be applied to the installments of principal in the inverse order of maturity.

         3.       Holder's Right of Acceleration.

                  If an "Event of Default" has occurred under the Security Agreement and the Letter Agreement, the entire remaining principal balance and all accrued and unpaid interest and other fees and charges with respect to this Note shall, at Lender's option, become due and payable on the effective date of termination.

4.       Holder's Rights Upon Default.

                  If an "Event of Default" has occurred and such default remains uncured for 30 days after written notice under this Note or Security Agreement, (other than a payment default, for which only five days written notice shall be required), then the principal balance of this Note shall thereafter, at Lender's option, bear interest at 2.5% in addition to the rate set forth in Section 1 above, calculated over a year of 360 days.

         5.       Additional Rights of Holder.

                  5.1 If the principal or interest hereunder is not paid when due, the holder shall have, in addition to the rights set forth herein, in the Security Agreement and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

                  5.2 Holder shall receive, no later than the 10th day of each month, a sales report from Borrower detailing the activity in the preceding month respect to all sales and accounts receivables.

         6.       Events of Default.

                  6.1 Each of the following specified events hereby constitutes and is herein referred to individually as an "Event of Default":

                           (a)      Borrower's failure to make (or cause to be
made) any payments to the Lender under this Note when the same are due; or

                           (b)      Default in the due and timely observance or
performance of the material terms, provisions, covenants, conditions, agreements or obligations of Borrower contained in the Letter Agreement, the Security Agreement or this Note which would adversely and materially affect the validity, perfection or priority of the security interest of the Lender in the Collateral, or the value of the Collateral or the Note; or

                           (c)      Suspension by Borrower of its business
operations and failure to reinstate operations within twenty (20) business days of such suspension; or

                           (d)      Borrower transfers all or substantially all
of its assets to a third party other than Lender.

                  6.2 At the Lender's option, upon the occurrence of an Event of Default, and at any time thereafter if such Event of Default shall then be continuing:

                           (a)      Unless such Event of Default is cured within
the time period provided for hereunder, the Indebtedness may, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, be forthwith called due and payable, if not otherwise then due and payable (anything in this Note or other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding) and the Maturity Date shall be accelerated accordingly;

                           (b)      The Lender may pursue the remedies afforded
to it hereunder or under any of the documents executed in connection herewith, or any other remedy afforded to it by law or equity, and the Lender may, at its option, do and perform all other acts and things reasonably necessary for the proper preservation and protection of its rights hereunder, or pursuant to the Security Agreement, all at the cost and expense of Borrower, which amount so expended shall constitute costs recoupable by the Lender; and

                           (c)      The Lender may, at its option, engage others
to exercise or discharge any of its rights or obligations hereunder.

         7.       General Provisions.

                  7.1 If this Note is not paid when due, the undersigned further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the holder, whether or not suit is filed hereon, and the fees, costs and expenses as provided in the Agreement.

                  7.2 Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby expressly waived.

                  7.3 In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the payee hereunder has received interest in excess of the highest rate applicable hereto, the payee shall promptly refund such excess amount to the undersigned and the provisions hereof shall be deemed amended to provide for such permissible rate.

                  7.4 No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

                  7.4 A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

                  7.5 Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

                  7.06 This Note cannot be changed, modified, amended or terminated orally.

                  7.07 This Note shall be governed by, construed and enforced in accordance with the laws of the State of Arizona, without reference to the principles of conflicts of laws thereof.

         8.       Security For The Note.

                  This Note is secured by the Collateral described in the Security Agreement and the Pledge Agreement, and is subject to all of the terms and conditions thereof, including, but not limited to, the remedies specified therein.

         IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first set forth above.

                                     Christopher's Original Formulas, Inc.

                                         By:_______________________________

                                         Its:______________________________

                                    Exhibit 4
                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of February 28, 2004, between Robert Scott ("Scott") and James Jeppson ("Jeppson") (Scott and Jeppson are hereinafter sometimes referred to individually as a "Pledgor" and collectively as "Pledgors"), and Vital Living, Inc. ("Secured Party").

                              W I T N E S S E T H:

                  WHEREAS, each Pledgor is the record and beneficial owner of the shares of stock described in Schedule I hereto issued ( the securities on such Schedule are sometimes collectively referred to herein as the "Pledged Securities"); and

                  WHEREAS, pursuant to that certain Secured Promissory Note dated as of the date hereof, by and among Christopher's Original Formulas, Inc. ("COF") and Secured Party (as the same may from time to time be amended, modified or supplemented), Secured Party has agreed to make a loan to COF (the "Loan"); and

                  WHEREAS, Secured Party is willing to make the Loan but only upon the condition, among others, that Pledgors shall have executed and delivered to Secured Party, this Pledge Agreement; and

                  WHEREAS, and as security for all of the obligations of Pledgors under the Secured Promissory Note, Secured Party is requiring that the Pledgors shall have executed and delivered this Pledge Agreement and granted the security interest contemplated hereby;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in that certain Security Agreement, dated the date hereof, by COF in favor of Secured Party, are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Agreement" shall mean this Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the

Agreement as the same may be in effect at the time such reference becomes operative.

                  "Obligations" shall have the meaning assigned to such term in
Section 3 hereof.

                  "Pledged Securities" shall have the meaning assigned to such term in the first "Whereas" clause.

                  "Profits" shall mean an aggregate amount of net income, after deduction of all expenses, including operational costs, taxes, interest and non-recurring charges, all computed according to generally accepted accounting principals consistently applied.

                  "Retained Earnings" shall have the meaning ascribed to such term in generally accepted accounting principals.

                  2. Pledge. Each Pledgor hereby pledges and grants to Secured Party, for his benefit, a first priority security interest in all of the Pledged Securities and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities of such Pledgor.

                  All certificates representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of Secured Party, pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

                  3. Security for Obligations. This Agreement secures, and the Pledged Securities are security for, the prompt payment by COF (whether at stated maturity, by acceleration or otherwise) of the outstanding principal and interest owing to Secured Party pursuant to the Secured Promissory Note, plus fees, costs or expenses of Secured Party in connection thereafter (collectively, the "Obligations").

                  4. Representations and Warranties. Each Pledgor represents and warrants to Secured Party that:

                  (a) Pledgor is, and at the time of delivery of the Pledged Securities will be, the sole holder of record free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

                  (b) Pledgor has the right and requisite capacity or authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Securities pledged by such Pledgor to Secured Party, as provided herein.

                  (c) None of the Pledged Securities of Pledgor has been transferred n violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

                  (d) No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by such Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by Secured Party, of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (e) The pledge, assignment and delivery of the Pledged Securities pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Securities pledged by such Pledgor, and the proceeds thereof, securing the payment of the Obligations.

                  The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

                  6. Covenants. Each Pledgor covenants and agrees that until (i) the obligation is paid in full,:

                  (i) Without the prior written consent of Secured Party, except as otherwise provided herein, Pledgor will not sell, assign, transfer, pledge or otherwise encumber any of their rights in or to the Pledged Collateral pledged by Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any thereof.

                  (ii) Pledgor has and will defend the title to the Pledged Securities pledged by the Pledgor and the Liens of Secured Party against the claim of any Person and will maintain and preserve such Liens until the Obligation is paid in full.

                  7. Pledgors' Rights. As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgors in accordance with Section 8(a) hereof. Pledgors shall be entitled, from time to time, to collect and receive for their own use and shall not be required to pledge pursuant to Section 2, all cash dividends paid in respect of the Pledged Securities pledged by each Pledgor.

                  8. Defaults and Remedies. (a) Upon the failure of COF to pay any payment under the Note on the date due (an "Event of Default") and during the continuation of such Event of Default (provided that such is not waived by Secured Party), Secured Party, without written notice to the Pledgors, (personally or through an agent) is hereby authorized and empowered to transfer and register in his name or in the name of his nominee the whole or any part of the Pledged Securities to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgors agree is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Securities and to otherwise act with respect to the Pledged Collateral as though Secured Party was the outright owner thereof; Each Pledgor hereby irrevocably appoints Secured Party as the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so. Any sale shall be made at a public or private sale at Secured Party's place of business either for cash or upon credit or for future delivery at such price as Secured Party may deem fair, and Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in his own right free from any claim of Pledgors or any right of redemption. Each sale shall be made to the highest bidder, but Secured Party reserves the right to reject any and all bids at such sale which, in his discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

                  (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Securities, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Pledged Securities be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Secured Party, in his discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Securities being sufficient to discharge all the Obligations, Secured Party may, on one or more occasions and in his discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to the Pledgors.

                  (c) In the event of any sales hereunder, Secured Party shall, after deducting all costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Obligations in accordance with the agreements and instruments governing and evidencing the Obligations, returning the surplus, if any, to the Pledgors.

                  (d) Pledgors agree that following the occurrence and during the continuance of an Event of Default they will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Securities or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgors agrees that they will not interfere with any right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies. No failure or delay on the part of Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair Secured Party's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice his rights as against any Pledgor in any respect.

                  (e) Pledgors further agree that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgors, and Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with the Secured Promissory Note.

                  9. Application of Proceeds. All cash proceeds received by Secured Party in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Secured Party as follows:

                  (a) First, to the payment of the costs and expenses of such sale, including reasonable compensation to Secured Party and his agent and counsel, and all expenses, liabilities and advances made or incurred by Secured Party in connection therewith;

                  (b)      Next, to the payment of the Obligations; and

                  (c) Finally, after payment in full of all Obligations, to the payment equally to each Pledgor, or successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  10. Waiver. No delay on Secured Party's part in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgors by Secured Party with respect to any power of sale, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Secured Party's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Secured Party's rights as against the Pledgors in any respect.

                  11. Assignment. Secured Party may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations and the holder of such instrument shall be entitled to the benefits of this Agreement.

                  12.      Termination. Notwithstanding the provisions of
Section 10 hereof, immediately following the payment of all Obligations, Secured Party shall deliver to Pledgors the Pledged Securities pledged by Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof, and any assignment required to be executed by Secured Party to effect such redelivery and, except as otherwise provided herein, all of the Pledgors' obligations hereunder shall at such time terminate.

                  13. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to Secured Party:

                               Vital Living, Inc.
                               5080 N. 40th Street, Suite 105
                               Phoenix, Arizona 85018

                     With a copy to:

                               Kelly Lytton  & Vann LLP
                               1900 Avenue of the Stars
                               Suite 1450
                               Los Angeles, California 90067
                               Attn: Bruce P. Vann, Esq.

                  (b)      If to COF or Pledgors:

                               Robert Scott and James Jeppson
                               1195 Spring Creek Place
                               Springville, UT 84663

or at such other address as may substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the telecopy transmission, or three (3) business days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         14. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS PLEDGE AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. AGENT, EACH OF PLEDGOR AND SECURED PARTY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

                                             __________________________________

                                             __________________________________

ACCEPTED AND ACKNOWLEDGED:

Vital Living, Inc.

By: ______________________________

Its: ______________________________

                                   SCHEDULE I

                                             Class
  Name and Address                             of                               Certificate                 Number
     of Pledgor                              Issuer                             Stock No(s).               of Shares
-----------------------        -----------------------------------           -----------------            ----------
Robert Scott                   Christopher's Original Formulas Inc.          Common Stock #079            6,000,000
1195 Spring Creek Place
Springville, UT 84663

Sherrie Scott                  Christopher's Original Formulas Inc           Common Stock # 075             140,000
1195 Spring Creek Place
Springville, UT 84663

Marlene W. Jeppson             Christopher's Original Formulas Inc           Common Stock #078            1,180,000
1195 Spring Creek Place
Springville, UT 84663

                                    Exhibit 5

                                    GUARANTY

         This Guaranty (this "Guaranty"), dated as of February 28, 2003, is executed and delivered by Robert (Butch) Scott, a Utah resident ("Guarantor").

                                    RECITALS

         This Guaranty is entered into in reference to the following facts:

                  (a) Christopher's Original Formulas, Inc., a Nevada corporation ("Borrower"), and Vital Living, Inc., a Nevada corporation ("VL"), are entering into a letter agreement, promissory note and security agreement, all dated of even date herewith, pursuant to which VL is loaning to Borrower $40,000 (the "Loan Agreements").

                  (b) The Guarantor is materially interested in the financial success of the Borrower, agrees that the Loan Agreements are in the Borrower's best interests, and acknowledges that VL will not enter into the Loan Agreements absent the execution and delivery to VL of this Guaranty.

         NOW, THEREFORE, in consideration of the foregoing, the Guarantor hereby agrees, in favor of VL, as follows.

                             ARTICLE 1 - DEFINITIONS

         1.1 Definitions. The following capitalized terms, as used in this Guaranty, shall have the following meanings:

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                  "Guaranteed Obligations" means the payments due to VL from the Borrower under the terms of the Loan Agreements.

         1.2 Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Agreements includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against VL or Guarantor, whether under any rule of construction or otherwise. This the Guaranty has been reviewed by the Guarantor, VL, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of VL and the Guarantor.

                             ARTICLE 2 - GUARANTIES

         2.1 Guaranteed Obligations. The Guarantor hereby irrevocably and unconditionally guarantees to VL, as and for the Guarantor's own debt, until final and indefeasible payment thereof has been made, payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of the Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection.

         2.2 Performance Under This Guaranty. In the event that the Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, the Guarantor immediately shall cause such payment to be made.

         2.3 Primary Obligations. This Guaranty is a primary and original obligation of the Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Agreements. The Guarantor agrees that the Guarantor is severally and not jointly and severally liable, with any other guarantor of the Guaranteed Obligations, to VL, to the extent set forth in Section 2.1 hereof, that the obligations of the Guarantor hereunder are independent of the obligations of the Borrower, or any other guarantor, and that a separate action may be brought against the Guarantor whether such action is brought against the Borrower or any other guarantor or whether the Borrower or any such other guarantor is joined in such action. The Guarantor agrees that the Guarantor's liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by VL of whatever remedies it may have against the Borrower or any other guarantor, or the enforcement of any lien or realization upon any security VL may at any time possess. The Guarantor agrees that any release which may be given by VL to the Borrower, or any other guarantor shall not release Guarantor. The Guarantor consents and agrees that VL shall be under no obligation to marshal any assets of the Borrower or any other guarantor in favor of the Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

         2.4 Indefeasible Payment. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to VL are no longer subject to any right on the part of any person, including the Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of their assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Guaranteed Obligations, whether by the Borrower pursuant to the Loan Agreements or by any other person, VL shall have no obligation whatsoever to transfer or assign its interests in the Loan Agreements to the Guarantor. In the event that, for any reason, any portion of such payments to VL is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Guarantor shall be liable for the full amount VL is required to repay plus any and all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by VL in connection therewith.

         2.5 Separate Property. Any married individual who signs this Guaranty in his or her individual capacity hereby expressly agrees that recourse may be had against his or her separate property for all Guaranteed Obligations hereunder.

         2.6      Death of Guarantor.

                  (a) The death of Guarantor shall not terminate this Guaranty. Within two (2) months after the date of Guarantor's death, the Guarantor's successor(s)-in-interest shall notify VL of such event. The Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives the benefits of any statute of limitations governing the time limit within which VL must commence an action to enforce this Guaranty against the Guarantor's successor(s)-in-interest following the Guarantor's death, including under
Section 366.2 of the California Code of Civil Procedure, or any similar law of any other jurisdiction.

                  (b) To the extent that the Guarantor is the grantor of any trust which is a guarantor of the Guaranteed Obligations, or is otherwise liable for the payment of the Guaranteed Obligations, upon the death of the Guarantor, the Guarantor agrees that VL shall have the right to obtain accounting for each such trust and obtain judicial review of the actions and proceedings of the trustees of each such trust.

                          ARTICLE 3 -WAIVERS; RELEASES

         3.1      Waivers.

                  (a) The Guarantor absolutely, unconditionally, knowingly, and expressly waives:

                  (i) (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Agreements or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry of VL to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower, or of any other fact that might increase Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Agreements; (6) notice of any breach of the Loan Agreements; and (7) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder) and demands to which the Guarantor might otherwise be entitled.

                  (ii) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require VL to institute suit against, or to exhaust any rights and remedies which VL has or may have against, the Borrower, or any third party, or against any collateral for the Guaranteed Obligations provided by the Borrower or any third party. In this regard, Guarantor agrees that the Guarantor is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to VL by the Guarantor. The Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.

                  (iii) (1) any rights to assert against VL any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Borrower or any other party liable to VL; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense the Guarantor has to performance hereunder, and any right the Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of VL's rights or remedies against the Borrower; the alteration by VL of the Guaranteed Obligations; any discharge of the Guaranteed Obligations to VL by operation of law as a result of VL's intervention or omission; or the acceptance by VL of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor's liability hereunder.

                  (c) The Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by VL; or (ii) any election by VL under the Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against the Borrower.

         3.2 Election of Remedies. Pursuant to Section 2856 of the California Civil Code, the Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower.

         3.3 Waiver of Subrogation. The Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation the Guarantor has or may have as against the Borrower with respect to the Guaranteed Obligations; (ii) any right to proceed against the Borrower, or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantor may now have or hereafter have as against the Borrower with respect to the Guaranteed Obligations; and
(iii) any right to proceed or seek recourse against or with respect to any property or asset of the Borrower.

         3.4 General Waiver. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, AND 726,
CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, AND 9507, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

         3.5 Releases. The Guarantor consents and agrees that, without notice to or by the Guarantor, and without affecting or impairing the obligations of the Guarantor hereunder, VL may, by action or inaction:

                  (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Loan Agreements, or any part thereof, with respect to the Borrower or any other person;

                  (b) release the Borrower or any other person or grant other indulgences to the Borrower or any other person in respect thereof;

                  (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Agreements; or

                  (d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

         3.6 No Election of Remedies. VL shall have all of the rights to seek recourse against the Guarantor to the fullest extent provided for herein, and no election by VL to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of VL's right to proceed in any other form of action or proceeding or against other parties unless VL has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by VL under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of the Guarantor under this Guaranty except to the extent that VL finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

         3.7 Subordination. The Guarantor hereby agrees that any and all present and future indebtedness of the Borrower owing to the Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

         3.8 Payments; Application. All payments to be made hereunder by the Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by the Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by VL in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to VL constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

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         3.9      Cumulative Remedies. No remedy under this Guaranty or under any of the Loan Agreements is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any of the Loan Agreements, and those provided by law or in equity. No delay or omission by VL to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of VL to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties. The Guarantor hereby represents and warrants to VL that upon their execution and delivery in accordance with their respective terms, this Guaranty and the Loan Agreements will constitute legal, valid and binding agreements and obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by the bankruptcy, insolvency, fraudulent conveyance, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

         4.2 Financial Condition. The Guarantor represents and warrants to VL that the Guarantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. The Guarantor further represents and warrants to VL that the Guarantor has read and understands the terms and conditions of the Loan Agreements. The Guarantor hereby covenants that the Guarantor will continue to keep informed of the Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

                         ARTICLE 5 - GENERAL PROVISIONS

         5.1 Attorneys' Fees and Costs. The Guarantor agrees to pay, on demand, all attorneys' fees (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code)

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and all other costs and expenses which may be incurred by VL in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

         5.2 Notices. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third day after its deposit in the United States mail, and
(c) on the business day of confirmed transmission by telecommunications device. The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 5.2) shall be as follows:

If to Guarantor:                            To VL:
Robert (Butch) Scott                        5080 North 40th Street
1195 Spring Creek Place                     Suite 105
Springville, UT 84663                       Phoenix, AZ 85018-2147
Fax:   ___________                          Attention:        Stuart Benson
                                            Fax No.: (602) 952-6907

         5.3 Books and Records. The Guarantor agrees VL's books and records shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

         5.4 Severability of Provisions. If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

         5.5 Successors and Assigns. This Guaranty shall bind the heirs, administrators, executors, representatives, successors and assigns of the Guarantor, and shall inure to the benefit of the successors and assigns of VL; provided, however, the Guarantor may not assign this Guaranty or delegate any of his duties hereunder without VL's prior written consent and any such prohibited assignment shall be absolutely null and void. VL reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits

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hereunder pursuant to and in accordance with the provisions of the Loan
Agreements. In connection therewith, VL may disclose all documents and information which VL now or hereafter may have relating to the Guarantor, the Guarantor's business, or this Guaranty to any such prospective or actual transferee.

         5.6 Governing Law. This Guaranty shall be deemed to have been made in the state of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the state of California, without regard to principles of conflicts of law.

         5.7 Entire Agreement; Amendments and Waivers. This Guaranty constitutes the entire agreement between Guarantor and VL pertaining to the subject matter contained herein. Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

"GUARANTOR"

______________________________________
Robert (Butch) Scott, Individually

ACCEPTED AND AGREED:
VITAL LIVING, INC.,
A Nevada corporation

By_______________________________________________

Title________________________________________________

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